Exhibit 99.1
Inspire Medical Systems, Inc. to Have Significant Presence at American Academy of Otolaryngology - Head Neck Surgery Annual Meeting & OTO Experience 2018
MINNEAPOLIS, October 2, 2018 (GLOBE NEWSWIRE) -- Inspire Medical Systems, Inc. (NYSE: INSP) ("Inspire”), a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea (OSA), announced today that it will have a significant presence at the American Academy of Otolaryngology - Head Neck Surgery (AAO-HNSF) Annual Meeting and OTO Experience 2018. The AAO-HNSF Annual Meeting & OTO Experience 2018, which will take place from October 7 - 10, 2018, in Atlanta, GA, is the premier education and networking event for the otolaryngologist-head and neck surgery community.
“We look forward to further demonstrating our commitment to physician education and awareness through our symposium at the annual AAO-HNS meeting,” said Tim Herbert, President and CEO. "This well-respected scientific venue provides us with a unique opportunity to share data from our ongoing research studies and highlight the clinically supported benefits of Inspire therapy with physicians from across the country.”
Inspire will host an educational symposium on Monday, October 8, entitled Inspire Leadership Forum: ENT Best Practices for Optimal Patient Outcomes. The symposium, led by some of the country’s leading Inspire implant ENT surgeons, will include a state-of-the art implant technique review, post-implant patient management best practices, key considerations for incorporating Inspire therapy into an ENT practice, and experiences from private practice and academic settings. Additionally, the symposium will feature the most current update from the 2,500-patient ADHERE registry, Inspire’s global patient registry, which tracks data on safety, effectiveness, weekly usage, overall compliance and satisfaction from patients who have been implanted with the Inspire system. A copy of Inspire’s presentation materials being used at this conference will be available on the Investor Relations page of Inspire’s website at https://investors.inspiresleep.com.
On Tuesday, October 9, Inspire will coordinate an implant training program, Inspire Implant Training: Accessing the Hypoglossal Nerve and Placing the Stimulation Lead, for ENT surgeons interested in bringing Inspire therapy to their hospital to treat sleep apnea patients. Surgeons with considerable Inspire therapy implant experience will lead the sessions, which will include user implantation of the Inspire stimulation lead on a human hypoglossal nerve.
Inspire therapy will also be included in multiple physician presentations, including those listed below. Additional poster presentations will highlight multiple independent clinical investigations of Inspire therapy currently being conducted in the United States and Europe.
Key Physician Presentations
Sunday, October 7

1.	Panel: “Clinical Practice of Selective Upper Airway Stimulation” Moderator: Dr. Clemens Heiser Panelists: Drs. Maurits Boon and Maria Suurna - 8:30 AM - 9:30 AM

2.
Scientific Oral Presentation: “Outcomes of Hypoglossal Nerve Upper Airway Stimulation in Patients with Isolated Retropalatal Collapse” Presenting: Drs. Ahmad Mahmoud and Erica Thaler - 9:30 AM - 9:35 AM

3.	Panel: “Pediatric OSA Update for 2018” Lead Presenter: Dr. Cristina Baldassari, Co-Presenter: Dr. Stacey Ishman - 3:45 PM - 4:45 PM

4.
Rapid Poster Session: “Comparing Adherence and Epworth Sleepiness Scale of Positive Airway Pressure to Upper Airway Stimulation in Obstructive Sleep Apnea” Presenting: Dr. Janki Shah - 12:41 PM - 12:44 PM

5.	Rapid Poster Session: “Single Center Experience of 100 Patients with Selective Hypoglossal Nerve Stimulation in Obstructive Sleep Apnea” Presenting: Dr. Clemens Heiser - 12:57 PM - 1:00 PM
Monday, October 8

6.	Scientific Oral Presentation: “Preoperative Predictors of Response to Hypoglossal Nerve Stimulation for OSA” Faculty: Drs. Douglas Trask, Roy Xiao, Alan Kominsky - 1:39 PM - 1:44 PM

7.	Scientific Oral Presentation: “Response to Upper Airway Stimulation in Older Adults with Moderate to Severe OSA” Faculty: Drs. Sean Evans, John Harwick, Eric Kezirian, Kurt Withrow - 1:45 PM - 1:50 PM

8.
Scientific Oral Presentation: “BMI is - but Age, Gender and Previous Palate or Hypopharyngeal Surgery are Not - Associated with Subsequent Efficacy of Cranial Nerve Stimulation for Obstructive Sleep Apnea” Faculty: Drs. Mau Boon, Jennifer Hsia, Colin Huntley, Ryan Soose, Erica Thaler, Eric Kezirian, Clemens Heiser - 1:51 PM - 1:56 PM

Tuesday, October 9

9.	Panel: “Selective Upper Airway Stimulation in Obstructive Sleep Apnea” Moderator: Dr. Clemens Heiser, Panelists: Drs. Benedikt Hofauer, Maria Suurna, Olivier Vanderveken - 7:30 AM - 8:30 AM

10.
Panel: “What’s New in Obstructive Sleep Apnea Management in 2018: Part I and Part II” Moderator: Dr. Michael Friedman, Panelists: Drs. Hsin-Ching Lin, Stanley Yung-Chuan Lin, Ryan Soose, Ed Weaver, Kathleen Yaremchuk - 7:30 AM - 8:30 AM; 8:45 AM - 9 :45 AM

11.	Panel: “Innovations to Improve Outcomes for Pediatric Sleep Apnea” Moderator: Dr. Cristina Baldassari, Panelists: Drs. Norman Friedman, Christopher Hartnick, Stacey Ishman - 3:45 PM - 4:45 PM

12.
Panel: “XII Stimulator Implant Surgery: Tips, Tricks, and What We've Learned to Make It Easier and Better” Moderator: Dr. Martin Hopp, Panelists: Drs. Maurits Boon, Mark D’Agostino, Maria Suurna - 5:00 PM - 6:00 PM

Wednesday, October 10

13.
Panel: “Hypoglossal Nerve Stimulation Implantation in Children: Patient Selection, Surgical Techniques, Clinical Trials, and Outcomes” Moderator: Dr. Christopher Hartnick, Panelists: Drs. Gillian Diercks, Donald Keamy - 7:30 AM - 8:30 AM

14.
Panel: “Alternatives to Upper Airway Surgery for Obstructive Sleep Apnea: Part I and Part II” Moderator: Dr. Eric Kezirian, Panelists: Drs. Nicolaas De Vries, Olivier Vanderveken, Katherine Green, David Kent -10:00 AM - 11:00 AM

About AAO-HNSF
The AAO-HNS (“the Academy”) is the world's largest organization representing specialists who treat the ear, nose, throat, and related structures of the head and neck. The Academy represents approximately 12,000 ENT surgeons who diagnose and treat disorders of those areas. The medical disorders treated by the Academy physicians are among the most common that afflict all Americans, young and old. They include chronic ear infection, sinusitis, snoring and sleep apnea, hearing loss, allergies and hay fever, swallowing disorders, nosebleeds, hoarseness, dizziness, and head and neck cancer. For more information, please visit www.entnet.org.
About Inspire Medical Systems
Inspire is a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.
For additional information about Inspire, please visit www.inspiresleep.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S., future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to expand our indications and develop and commercialize additional products and enhancements to our Inspire system; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; and our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor and Media Contact:
Bob Yedid
LifeSci Advisors
bob@lifesciadvisors.com
646-597-6989